UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2024 (June 3, 2024)

Gray Television, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On June 3, 2024, Gray Television, Inc. (“Gray”, “we” or the “Company”) issued $1,250,000,000 in aggregate principal amount of its 10.500% Senior Secured First Lien Notes due 2029 (the “Notes”) pursuant to an indenture, dated as of June 3, 2024, between the Gray, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Indenture”). The Notes were issued at par. The Notes were offered and sold pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”).

The net proceeds from the Notes are being used, together with the net proceeds of up to $500 million of a new tranche F term loan and availability under its revolving credit facility, both under the Senior Credit Facility (as defined below), and cash on hand, to pre-pay Gray’s $1.2 billion tranche E term loan due January 2, 2026 under the Senior Credit Facility; repurchase in a tender offer any and all of its outstanding 5.875% senior notes due 2026; and pay all fees and expenses in connection with the offering.

The terms of the Notes are governed by the Indenture. The Indenture contains covenants that limit the ability of the Company and any guarantors to, among other things, (i) incur additional indebtedness; (ii) pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments; (iii) enter into certain transactions with affiliates of the Company; (iv) enter into certain transactions that restrict distributions from restricted subsidiaries; (v) sell or otherwise dispose of assets; (vi) create or incur liens; merge, consolidate or sell all or substantially all of the Company’s assets; (vii) place restrictions on the ability of subsidiaries to pay dividends or make other payments to the Company; and (viii) designate the Company’s subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications.

The Indenture contains customary events of default, including, among other things, (i) failure to make required payments; (ii) failure to comply with certain agreements or covenants; (iii) failure to pay certain other indebtedness; (iv) certain events of bankruptcy and insolvency; and (v) failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding series of notes, as applicable, issued under such Indenture to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the applicable series of notes.

The Notes mature on July 15, 2029. Interest accrues on the Notes from June 3, 2024, and is payable semiannually, on January 15 and July 15 of each year, beginning on January 15, 2025. We may redeem some or all of the Notes at any time after July 15, 2026 at redemption prices specified in the Indenture. We may also redeem up to 40% of the aggregate principal amount of the Notes at 110.500% prior to July 15, 2026 using the net cash proceeds from certain equity offerings. In addition, we may redeem some or all of the Notes at any time prior to July 15, 2026 at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus a make whole premium set forth in the Indenture. Prior to July 15, 2026, we may redeem up to 10% of the original principal amount of the Notes (including any additional notes) in any twelve-month period, at a price equal to 103% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date. If we sell certain of our assets or experience specific kinds of changes of control, we must offer to repurchase the Notes.

A copy of the Indenture is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 4.1 and is incorporated by reference herein. The Form of Notes, attached to the Indenture as Exhibit A, is attached to this Report as Exhibit 4.2 and is incorporated by reference herein. The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the complete text of the Indenture.

The Notes and related guarantees are Gray’s and the guarantors’ senior secured first lien obligations. The Notes and guarantees rank:

●	equally in right of payment with all of Gray’s and the guarantors’ existing and future pari passu senior debt;
●	senior in right of payment to all of Gray’s and the guarantors’ existing and future subordinated debt;

●	effectively senior to all of Gray’s and the guarantors’ existing and future unsecured debt or junior lien debt to the extent of the value of the collateral securing the Notes;
●	effectively subordinated to any existing and future debt that is secured by a lien on any assets not constituting collateral securing the Notes to the extent of the value of such assets; and
●	structurally subordinated to any existing and future debt and liabilities of Gray’s subsidiaries that do not guarantee the Notes.

Senior Credit Facility Amendment

On June 4, 2024, the Company entered into a third amendment (the “Third Amendment”) to its Fifth Amended and Restated Credit Agreement (as amended, including by the Third Amendment, the “Senior Credit Facility”), dated as of December 1, 2021, by and among the Company, the guarantors party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the other agents and lenders party thereto.

The Third Amendment, among other things, provides for (i) a new $500 million tranche F term loan (the “Term Loan F”) and (ii) increased aggregate commitments under the Company’s existing $552.5 million revolving credit facility that matures December 31, 2027 by $127.5 million, and a concurrent termination of the separate commitments under a $72.5 million tranche of revolving commitments that matures on December 1, 2026, resulting in aggregate commitments under the revolving credit facility of $680 million (the “Revolving Credit Facility”). Proceeds from borrowings under the Term Loan F, together with the net proceeds of the Notes offering and cash on hand, were used to repay the Company’s existing term loan E due 2026, to finance the Tender Offer (as defined below) and to pay the related fees and expenses.

The Term Loan F bears interest, at the option of the Company, at either the Secured Overnight Financing Rate (“SOFR”) plus an applicable margin or the Base Rate plus an applicable margin. “Base Rate” is defined as the greatest of (i) the administrative agent’s prime rate, (ii) the overnight federal funds rate plus 0.50% and (iii) Adjusted Term SOFR (as defined in the Senior Credit Facility) for a one month tenor in effect on such day plus 1.0%. The Company’s applicable margin with respect to the Term Loan F is 5.25% for all SOFR borrowings and 4.25% for all Base Rate borrowings. The Term Loan F also requires the Company to make quarterly principal reductions of $1.250 million beginning September 30, 2024. To the extent all or any portion of the Term Loan F is repaid or prepaid prior to one year of the effective date of the Third Amendment, a prepayment fee equal to 1.0% of the amount of the Term Loan F being repaid or prepaid will apply. The Term Loan F matures on June 4, 2029.

The Revolving Credit Facility bears interest, at the option of the Company, based on SOFR plus 1.75%-2.75% or the Base Rate plus 0.75%-1.75%, in each case based on a first lien leverage ratio test as set forth in the Senior Credit Facility (the “First Lien Leverage Ratio”). The Company is required to pay a commitment fee on the average daily unused portion of the Revolving Credit Facility, which rate may range from 0.375% to 0.500% on an annual basis, based on the First Lien Leverage Ratio and tranche of the Revolving Credit Facility.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The Company has various relationships with Wells Fargo and certain of the lenders and their respective affiliates, including as agents and lenders under the Company’s prior credit facility. In addition, some of the other agents and the lenders under the Senior Credit Facility, or their respective affiliates, have had in the past, and may have in the future, various relationships with the Company involving the provision of financial or other advisory services, including cash management, investment banking and brokerage services. These agents and lenders under the Senior Credit Facility, or their respective affiliates, have received, and may in the future receive, customary principal and interest payments, fees and expenses for these services.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference.

Item 8.01	Other Events.

Closing of the Offering of Notes

On June 3, 2024, Gray issued a press release (the “Closing Press Release”) announcing the closing of the sale of the Notes. A copy of the Closing Press Release is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Closing of Third Amendment

On June 4, 2024, Gray issued a press release (the “Third Amendment Press Release”) announcing the closing of the Third Amendment. A copy of the Third Amendment Press Release is attached to this Report as Exhibit 99.2 and is incorporated by reference herein.

Early Tender Offer Results

The Company used a portion of the net proceeds of the Notes offering, together with net proceeds of the Term Loan F and cash on hand, to purchase $690,032,000 aggregate principal amount of the Company’s outstanding 5.875% senior notes due 2026 (the “2026 Notes”) that had been validly tendered and accepted for purchase in the cash tender offer announced on May 20, 2024 (the “Tender Offer”), representing 98.58% of the $700 million aggregate outstanding principal amount of the 2026 Notes. The Tender Offer expires on June 17, 2024.

On June 4, 2024, the Company issued a press release announcing the early tender results of the Tender Offer. A copy of the press release issued by the Company announcing the early tender results is attached as Exhibit 99.3 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of June 3, 2024, by and among Gray Television, Inc., the Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee and Notes Collateral Agent.

4.2	Form of 10.500% Senior Secured First Lien Note due 2029 (included in Exhibit 4.1).

10.1
Third Amendment to Senior Credit Facility, dated as of June 4, 2024, among Gray Television, Inc., the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press release issued by Gray Television, Inc., on June 3, 2024 announcing the closing of the offering of the Notes.
99.2	Press release issued by Gray Television, Inc., on June 4, 2024 announcing the closing of the Third Amendment.
99.3	Press release issued by Gray Television, Inc., on June 4, 2024 announcing the early tender results of the Tender Offer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

June 4, 2024	By:	/s/ James C. Ryan
		Name:	James C. Ryan
		Title:	Executive Vice President and Chief Financial Officer